SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   May 25, 2011
 (Date of earliest event reported)

DIRECT INSITE CORP.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	0-20660	11-2895590
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

13450 West Sunrise Boulevard, Suite 510, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(631) 873-2900

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02	Termination of a Material Definitive Agreement

(a)            On May 25, 2011 at a meeting of the Board of Directors following the Company’s annual meeting of stockholders, James A. Cannavino, then Chairman of the Board and Chief Executive Officer of the Company elected to terminate his employment agreement with the Company, which act was accepted by the Company’s Board of Directors.

Mr. Cannavino is entitled to certain severance benefits under this employment agreement, which include the payment of twice his annual base salary, the immediate vesting of all Company stock options, restricted stock and other outstanding equity based awards, and the payment of all accrued obligations, which obligations primarily consist of any unreimbursed business expenses through May 25, 2011.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

(a)   On May 25, 2011 at a meeting of the Board of Directors following the Company’s annual meeting of stockholders, James A. Cannavino, then Chairman of the Board and Chief Executive Officer of the Company elected to terminate his employment agreement with the Company, which act was accepted by the Company’s Board of Directors.

(c)           On May 25, 2011, at the same meeting of the Board of Directors following the Annual Meeting of Stockholders:

(i)  Michael Levin, (38 years of age) a director of the Company since 2005, was appointed as Chairman of the Board of Directors. Mr. Levin is a Managing Director of Metropolitan Venture Partners Corp., a venture capital firm he co-founded in 1999.  In his role as Managing Director, Mr. Levin negotiates and manages investments, as well as oversees the financial and operational management of the firm.  Mr. Levin is also Chief Executive Officer of AsiaCrest Capital.  He has also served as an active Board member and works closely with portfolio companies on strategic growth and ensuring proper fiscal discipline.  Prior to MVP, Mr. Levin developed and managed hedge funds for the Man Group plc and Larry Hite.  Mr. Levin was graduated Magna Cum Laude from The Wharton School at the University of Pennsylvania with a concentration in Finance.

               (ii)   Matthew E. Oakes (48) was appointed as the Company’s Chief Executive Officer and President.  Mr. Oakes had been President and Chief Operating Officer since March 2009 and prior thereto was Executive Vice President – Client Services after serving as Director of Business Operations in the Company since November of 2002.  Prior to joining the Company, Mr. Oakes served three years as the Operations Officer for Direct Media Networks a New York based e-commerce and technology company.  He held executive positions in Westinghouse Communities Inc. including Managing Director of Operations for the Pelican Bay Community in Naples, Florida.  Mr. Oakes received a JD degree from Nova Southeastern University. He graduated from Cornell University in 1993 with a Bachelors Degree in Business.  Mr. Oakes is the son-in-law of Thomas C. Lund, one of the Company’s newly-appointed directors.

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)	The Company held its Annual Meeting of Stockholders on May 25, 2011.

(b)	(i) The six nominated directors were elected, having received the following votes, which represent a plurality of the votes cast:

Name	Votes For	Votes Withheld

James A. Cannavino	7,123,601	698,905
Philip Summe	7,816,131	6,375
Thomas C. Lund	7,811,271	11,235
John J. Murabito	7,811,950	10,556
Michael Levin	7,812,483	10,023
Craig W. Thomas	7,812,483	10,023

(ii)	The proposal to ratify the appointment of Marcum, LLP as the Company’s independent registered public accountants for the year ending December 31, 2011, was approved as follows:

Votes For	Votes Against	Votes abstain
9,983,188	22,028	2,304

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECT INSITE CORP.

By:/s/ Michael Beecher
Michael Beecher
Chief Financial Officer

Dated:   May 27, 2011